James Stafford

James Stafford
Chartered Accountants
Suite 350 - 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754

* Incorporated professional, James Stafford, Inc.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation of our report dated 22 December 2008, with respect to the consolidated balance sheets of Sidewinder Explorations Inc. (the "Company") as at 31 October 2008 and 2007, and the related statements of operations, cash flows and changes in stockholders’ deficiency for the year ended 31 October 2008 and for the period from the date of inception on 7 December 2006 to 31 September 2007 in the Form 10-K of the Compoany dated 9 January 2009.

                                                                                                                                                                                                                     /s/ James Stafford
                                                                                                                                                                                                              Chartered Accountants

Vancouver, Canada

9 January 2009